EXHIBIT 99.1

PRESS RELEASE	December 4, 2019

Century Casinos, Inc. Receives Approval from Missouri Gaming Commission for Acquisition of Isle Casino Cape Girardeau and Lady Luck Caruthersville

Colorado Springs, CO – December 4, 2019 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) (“Century Casinos”  or the “Company”), announced today that it has received approval from the Missouri Gaming Commission to acquire the Isle Casino Cape Girardeau (“Cape Girardeau”) and Lady Luck Caruthersville (“Caruthersville”) from Eldorado Resorts, Inc. (“Eldorado Resorts”).

Isle Casino Cape Girardeau is located in Cape Girardeau, Missouri, approximately 120 miles south of St. Louis, Missouri, overlooking the Mississippi river. The property opened in 2012 and consists of a dockside casino featuring 41,500 square feet of casino space, 851 gaming machines, 24 table games, three dining venues, a pavilion and an entertainment center. The property also includes a wide variety of non-gaming amenities, including an events center.

Lady Luck Caruthersville is a riverboat casino located along the Mississippi river in Caruthersville, Missouri. The property opened in 1995 and consists of a  dockside casino featuring 21,000 square feet of casino space, 513 slot machines, nine table games, two dining venues, a 40,000 square foot pavilion and a 28-space RV park.

In June 2019, the Company entered into a definitive agreement with Eldorado Resorts to acquire the operations of Cape Girardeau, Caruthersville and Mountaineer Casino, Racetrack and Resort, located in New Cumberland, West Virginia, from Eldorado Resorts for approximately $107.0 million (the “Acquisition”). The Acquisition, which is expected to close in December 2019, is subject to customary closing conditions.

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; the Century Casino in Calgary and St. Albert, Alberta, Canada and in Bath, England; the Century Mile Racetrack and Casino (“CMR”) in Edmonton, Alberta, Canada; and Century Bets! Inc. (“CBS”). CBS and CMR operate the pari-mutuel off-track horse betting networks in southern and northern Alberta, respectively. Through its Austrian subsidiary, Century Resorts Management GmbH (“CRM”), the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the operator of eight casinos throughout Poland; and a 75% ownership interest in Century Downs Racetrack and Casino in Calgary, Alberta, Canada. The Company operates five ship-based casinos. The Company, through CRM, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina. The Company continues to pursue other international projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit our website at www.cnty.com.

EXHIBIT 99.1

This release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the Acquisition, as well as Century Casinos’ plans, objectives, expectations, intentions, and other statements relating to its business and operations. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: risks related to the Acquisition and the integration of the businesses and assets acquired; the possibility that the Acquisition does not close when expected or at all because conditions to closing are not satisfied on a  timely basis or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Acquisition; the possibility that the anticipated operating results and other benefits of the Acquisition are not realized when expected or at all; local risks including proximate competition, potential competition, legislative risks, and local relationships; risks associated with increased leverage from the Acquisition; and other risks described in the section entitled “Risk Factors” under Item 1A in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2018 and in subsequent periodic and current SEC filings the Company may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.